Exhibit 99.1

Date: February 7, 2013	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013

FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported net financial earnings for the first quarter of fiscal 2013 and reaffirmed earnings guidance for fiscal 2013.

A reconciliation of net income to net financial earnings for the first quarter of fiscal years 2013 and 2012 is provided below.

	Three Months Ended
	December 31,
(Thousands)	2012	2011
Net income	$60,206	$57,357
Add:
Unrealized (gain) on derivative instruments and related transactions, net of taxes	(11,594)	(17,372)

Effects of economic hedging related to natural gas inventory, net of taxes	(13,119)	5,323

Net financial earnings	$35,493	$45,308

Weighted Average Shares Outstanding
Basic	41,695	41,434
Diluted	41,758	41,651

Basic earnings per share	$1.44	$1.38

Basic net financial earnings per share	$.85	$1.09

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

•	NJR Reports Net Financial Earnings

First-quarter net financial earnings for fiscal 2013 at NJR were $35.5 million, or $.85 per share, compared with $45.3 million, or $1.09 per share, during the same period last year. This decrease, which was expected, is due primarily to lower earnings at NJR Clean Energy Ventures and NJR Energy Services.

“A fundamental measure of our success over the years is the trust our shareowners have placed in us. This is a responsibility we take very seriously,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “We thank them for their continued confidence as we work diligently to create value and opportunity for all our shareowners. We fully expect our results for the rest of the fiscal year to exceed last year.”

“On behalf of our board of directors, I would like to thank each and every one of our employees for their unwavering dedication during this extraordinary time in the history of our company. I have never been more proud of our team and their commitment in the wake of Superstorm Sandy. As we move beyond storm recovery, I am confident we will continue to rise to the challenge and meet the expectations of all our stakeholders.”

•	NJR Reaffirms Fiscal 2013 Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming fiscal 2013 net financial earnings guidance previously announced on January 22, 2013, in a range of $2.55 to $2.75 per basic share. As in the past, NJR expects New Jersey Natural Gas to be the largest contributor to fiscal 2013 net financial earnings. The following chart represents the expected contributions from NJR’s subsidiaries:

Company	Expected Fiscal 2013 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Clean Energy Ventures	10 to 15 percent
NJR Energy Services	10 to 15 percent
NJR Energy Holdings	5 to 10 percent
NJR Home Services	2 to 5 percent

•	New Jersey Natural Gas Update

Net financial earnings for the first quarter of fiscal 2013 at New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $25.5 million, compared with $26 million during the same period last year. Lower gross margin due to the effects of Superstorm Sandy more than offset the impact of customer additions and lower operation and maintenance expenses. Based on our restoration efforts, customer growth projection and updated forecast, we expect NJNG’s results for the balance of this year to exceed last year.

“At its heart, our principal subsidiary, New Jersey Natural Gas, is an infrastructure company. And that’s where Superstorm Sandy hit us hardest,” continued Downes. “However, significant progress has been made and I am proud to report that about 95 percent of our impacted customers now have natural gas service available. This is a true testament to our dedicated team of employees”

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

NJNG added 1,959 new customers in the first quarter of fiscal 2013, compared with 2,001 in the same period last year. The conversion market remains strong with new customer conversions totaling 1,114, representing nearly 57 percent of new customer additions. Additionally, 62 existing non-heat customers converted to natural gas heat. NJNG expects these new customers and conversions to contribute approximately $1 million annually to utility gross margin.

NJNG has increased its two-year projected customer growth additions for 2013 and 2014 from a range of 12,000 to 14,000 to a range of 12,500 to 14,500, representing a new customer annual growth rate of 1.3 to 1.4 percent. For more information on utility gross margin, please see Non-GAAP Financial Information below.

•	Storm Recovery Update

Capital expenditures related to Superstorm Sandy are estimated at $30 to $40 million, down from the original estimate of $40 to $60 million. NJNG expects to spend approximately $20 to $27 million of this amount in fiscal 2013, with the balance invested over the next three fiscal years. The primary reason for the decrease is less main replacement compared with original estimates and the lower cost of equipment replacements. As with normal operations, capital costs will be treated as additions to NJNG’s rate base on which recovery will be sought in a future base rate case, which will be filed no later than November 15, 2015.

Total incremental operation and maintenance costs are estimated at $15 to $20 million. NJNG is deferring these costs and, therefore, such costs will have no impact on fiscal 2013 earnings. NJNG intends to seek recovery of these deferred costs in the future base rate case.

•	New Jersey Natural Gas Supply Incentive Program

During the first three months of fiscal 2013, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, generated utility gross margin of $2.1 million, compared with $2.8 million for the same period last year. This decrease is due primarily to decline in capacity value. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities (BPU) and in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers over $600 million.

•	The SAVEGREEN Project®

In the first quarter of fiscal 2013, The SAVEGREEN Project, NJNG’s energy-efficiency program, paid $2 million in rebates and incentives to NJNG customers. These rebates, incentives and repayment options help customers make the switch to clean, energy-efficient natural gas, advancing the state’s environmental goals and its mandate to reduce energy costs for residents. During the same period, SAVEGREEN performed 1,194 home energy audits to identify energy-efficiency opportunities with an emphasis on whole-house improvements to further increase energy savings.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

Since its inception in 2009, SAVEGREEN has helped over 20,209 customers save on their energy costs with rebates and incentives totaling $31.2 million. With 1,387 contractors now participating, the program has also resulted in over $143.7 million in economic activity for New Jersey. NJNG is authorized to earn an overall return of 7.76 percent on its 2009, 2010 and 2011 SAVEGREEN investments and 7.1 percent on its 2012 investments, all of which include a 10.3 percent return on equity, with an equity ratio of 51.2 percent.

NJNG filed with the BPU on July 6, 2012 to extend and modify SAVEGREEN through December 2016. On January 25, 2013, the BPU extended the company’s current SAVEGREEN Program through June 30, 2013, while discussions continue on NJNG’s proposed extension of SAVEGREEN.

•	NJR Clean Energy Ventures Places Projects in Service; The Sunlight Advantage® Update

Net financial earnings for the first quarter of fiscal 2013 at NJR Clean Energy Ventures (NJRCEV), the company’s renewable energy segment, were $5.3 million, compared with $10.1 million in the same period last year. The year-over-year reduction in earnings is due primarily to a decline in investment tax credits (ITCs) associated with the size of projects placed in service.

During the first quarter of fiscal 2013, NJRCEV placed into service a $19.7 million, 6.7 megawatt ground-mounted Reeves Station project in Medford, New Jersey as well as a $6.6 million, 2.4 megawatt rooftop project, which will supply power to the Wakefern Food Corp. distribution center in Keasbey, New Jersey. NJRCEV also executed an agreement with Medford Township to construct, own and operate a 1.5 megawatt solar system at their Wastewater Treatment Plant. The project is expected to be operational during the third quarter of fiscal 2013.

In the first quarter of fiscal 2012, NJRCEV placed into service a total of $89.9 million in commercial projects, including a $59.5 million, 14.1 megawatt solar system built on McGraw-Hill’s East Windsor, New Jersey campus, NJRCEV’s largest single investment to date.

“Renewable energy presents another long-term growth opportunity for our shareowners,” says Downes. “Our solar investments align with our core energy strategy as well as the state’s Energy Master Plan and help lower energy costs for both our residential and commercial customers.”

The Sunlight Advantage, NJRCEV’s residential solar lease program, added 103 customers in the first quarter of fiscal 2013, bringing the total number of customers to 1,230 since program inception. The Sunlight Advantage provides simple, solar savings to eligible homeowners through a roof-mounted solar system with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $23 million in residential solar systems in fiscal 2013

NJR’s effective tax rate is significantly impacted by the amount of ITCs earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on the commercial projects completed in the first quarter and NJRCEV’s forecast for residential projects for the balance of the fiscal year, NJR used an effective tax rate of 28.5 percent in the first quarter of fiscal 2013. Accordingly, $6.8 million related to ITCs were recognized in the first fiscal quarter. In the first quarter of fiscal 2012, $11.3 million related to ITCs were recognized.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

The estimate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

•	NJR Energy Services Reports Results

First-quarter 2013 net financial earnings for NJR Energy Services (NJRES), the wholesale energy subsidiary of NJR, were $3 million, compared with $7.6 million in the same period last year. This decrease is due primarily to lower margin from transportation assets in the current year, compared with the same period last year, partially offset by higher margin from storage assets. Based on results through January and an updated forecast, NJRES’ results for the entire year are expected to exceed last year.

NJRES continues to identify new growth opportunities in the producer services marketplace. NJRES also added new counterparties, as well as strategic storage and transportation assets to its holdings, and continues to expand its geographic footprint by adding Rockies and Pacific Northwest assets to its existing portfolio, which includes 35.3 billion cubic foot (Bcf) of firm storage capacity and 1.27 Bcf/day of firm transportation.

•	NJR Energy Holdings Update

NJR’s natural gas storage and transportation pipeline segment, NJR Energy Holdings, reported first-quarter fiscal 2013 net financial earnings of $1.8 million, the same as fiscal 2012. This segment consists of NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy and NJR’s 5.5 percent equity investment in Iroquois Pipeline, which brings natural gas from eastern Canada to the New York/New Jersey metropolitan region.

•	NJR Home Services Results; Home Comfort System Sales and Installations Remain Strong

NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a net financial earnings loss of $247,000, compared with a loss of $442,000 in the same period last year. Revenue for NJRHS in the first quarter was $10.6 million, an 18 percent increase over the same period last year, and gross profit improved 25 percent in the first quarter of 2013, compared with the same period last year. This improved performance was due to growth in NJRHS’ installation business.

As a result of recent storms and the need for many homeowners to replace their home comfort systems, heating equipment and standby generator sales and installations are strong. NJRHS continues to market its line of products and services, including its Premier Comfort Plans, to its newly expanded territory, including Sussex, Warren and Hunterdon counties in New Jersey. NJRHS serves nearly 130,000 customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 12:30 p.m. ET. A few minutes prior to the webcast, go to www.njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investment in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs, the future market for Solar Renewable Energy Certificates (SRECs) and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG’s Conservation Incentive Program (CIP), the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin and restoration costs resulting from Superstorm Sandy. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information

This press release includes the non-GAAP measure net financial earnings as an indicator of the company’s operating performance, net financial earnings should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

Net financial earnings excludes unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. Management uses this non-GAAP financial measure as a supplemental measure to other GAAP results to provide a more complete understanding of the company’s performance. Management believes this non-GAAP measure is more reflective of the company’s business model, provides transparency to investors and enables period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures used by NJR to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management. With annual revenues of $3 billion, NJR is comprised of five key businesses:

•

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•

NJR Clean Energy Ventures is a leading renewable energy company that invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 42 megawatts providing residential and commercial customers with low carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.

•

NJR Home Services is a premier provider of heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to nearly 130,000 residential homes and businesses throughout New Jersey.

•

NJR Energy Holdings invests and maintains equity ownership in natural gas storage and transportation pipelines and serves companies from local distributors and producers to electric generators and wholesale marketers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us at facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2012	2011
Net income	$60,206	$57,357
Add:
Unrealized (gain) on derivative instruments and related transactions, net of taxes	(11,594)	(17,372)
Effects of economic hedging related to natural gas, net of taxes	(13,119)	5,323

Net financial earnings	$35,493	$45,308

Weighted Average Shares Outstanding
Basic	41,695	41,434
Diluted	41,758	41,651

Basic net financial earnings per share	$.85	$1.09

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended
	December 31,
(Thousands)	2012	2011
Operating revenues	$503,742	$442,000
Less: Gas purchases	455,754	406,763
Add:
Unrealized (gain) on derivative instruments and related transactions	(18,441)	(27,661)
Effects of economic hedging related to natural gas inventory	(20,748)	8,418

Financial margin	$8,799	$15,994

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended
	December 31,
(Thousands)	2012	2011
Operating income	$44,526	$31,530
Add:
Operation and maintenance expense	3,215	3,341
Depreciation and amortization	11	16
Other taxes	236	350

Subtotal – Gross margin	47,988	35,237
Add:
Unrealized (gain) on derivative instruments and related transactions	(18,441)	(27,661)
Effects of economic hedging related to natural gas inventory	(20,748)	8,418

Financial margin	$8,799	$15,994

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2012	2011
Net income	$27,794	$19,783
Add:
Unrealized (gain) on derivative instruments and related transactions, net of taxes	(11,661)	(17,491)
Effects of economic hedging related to natural gas, net of taxes	(13,119)	5,323

Net financial earnings	$3,014	$7,615

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,
(Thousands, except per share data)	2012	2011
OPERATING REVENUES
Utility	$218,849	$191,374
Nonutility	517,170	451,037

Total operating revenues	736,019	642,411

OPERATING EXPENSES
Gas purchases
Utility	111,321	85,630
Nonutility	455,427	406,417
Operation and maintenance	40,070	38,945
Regulatory rider expenses	13,982	12,543
Depreciation and amortization	11,303	9,600
Energy and other taxes	16,725	14,058

Total operating expenses	648,828	567,193

OPERATING INCOME	87,191	75,218
Other income	265	527
Interest expense, net	5,825	5,005

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	81,631	70,740
Income tax provision	23,980	16,037
Equity in earnings of affiliates	2,555	2,654

NET INCOME	$60,206	$57,357

EARNINGS PER COMMON SHARE
BASIC	$1.44	$1.38
DILUTED	$1.44	$1.38

DIVIDENDS PER COMMON SHARE	$.40	$.38

AVERAGE SHARES OUTSTANDING
BASIC	41,695	41,434
DILUTED	41,758	41,651

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended
	December 31,
(Thousands, except per share data)	2012	2011
Operating Revenues
Natural Gas Distribution	$218,849	$191,374
Clean Energy Ventures	3,179	380
Energy Services	503,742	442,000
Energy Holdings	—	—
Retail and Other	10,618	9,031

Sub-total	736,388	642,785
Eliminations	(369)	(374)

Total	$736,019	$642,411

Operating Income (Loss)
Natural Gas Distribution	$42,744	$44,983
Clean Energy Ventures	(923)	(1,932)
Energy Services	44,526	31,530
Energy Holdings	(142)	(133)
Retail and Other	(63)	(224)

Sub-total	86,142	74,224
Eliminations	1,049	994

Total	$87,191	$75,218

Equity in Earnings of Affiliates
Energy Holdings	$3,491	$3,615
Eliminations	(936)	(961)

Total	$2,555	$2,654

Net Income (Loss)
Natural Gas Distribution	$25,492	$25,974
Clean Energy Ventures	5,305	10,097
Energy Services	27,794	19,783
Energy Holdings	1,785	1,783
Retail and Other	(94)	(146)

Sub-total	60,282	57,491
Eliminations	(76)	(134)

Total	$60,206	$57,357

Net Financial Earnings (Loss)
Natural Gas Distribution	$25,492	$25,974
Clean Energy Ventures	5,305	10,097
Energy Services	3,014	7,615
Energy Holdings	1,785	1,783
Retail and Other	(94)	(146)

Sub-total	35,502	45,323
Eliminations	(9)	(15)

Total	$35,493	$45,308

Throughput (Bcf)
NJNG, Core Customers	20.6	17.7
NJNG, Off System/Capacity Management	32.3	25.6
NJRES Fuel Mgmt. and Wholesale Sales	143.9	123.8

Total	196.8	167.1

Common Stock Data
Yield at December 31	4.0%	3.1%
Market Price
High	$46.28	$50.48
Low	$38.51	$40.10
Close at December 31	$39.62	$49.20
Shares Out. at December 31	41,717	41,434
Market Cap. at December 31	$1,652,828	$2,038,553

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

NATURAL GAS DISTRIBUTION

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2012	2011
Utility Gross Margin
Operating revenues	$218,849	$191,374
Less:
Gas purchases	112,161	86,487
Energy and other taxes	14,252	11,883
Regulatory rider expense	13,982	12,543

Total Utility Gross Margin	$78,454	$80,461

Utility Gross Margin, Operating Income and Net Income
Residential	$48,335	$51,230
Commercial, Industrial & Other	12,720	13,110
Firm Transportation	15,174	13,180

Total Firm Margin	76,229	77,520
Interruptible	111	102

Total System Margin	76,340	77,622
Off System/Capacity Management/FRM/Storage Incentive	2,114	2,839

Total Utility Gross Margin	78,454	80,461
Operation and maintenance expense	25,191	25,940
Depreciation and amortization	9,277	8,632
Other taxes not reflected in gross margin	1,242	906

Operating Income	$42,744	$44,983

Net Income	$25,492	$25,974

Throughput (Bcf)
Residential	11.2	10.2
Commercial, Industrial & Other	2.2	2.0
Firm Transportation	4.3	3.4

Total Firm Throughput	17.7	15.6
Interruptible	2.9	2.1

Total System Throughput	20.6	17.7
Off System/Capacity Management	32.3	25.6

Total Throughput	52.9	43.3

Customers
Residential	410,230	428,256
Commercial, Industrial & Other	25,878	26,877
Firm Transportation	57,542	42,580

Total Firm Customers	493,650	497,713
Interruptible	41	42

Total System Customers	493,691	497,755
Off System/Capacity Management*	42	41

Total Customers	493,733	497,796

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	1,567	1,326
Normal	1,634	1,651

Percent of Normal	95.9%	80.3%

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

CLEAN ENERGY VENTURES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and megawatt)	2012	2011
Operating Revenues
SREC sales	$2,912	$309
Energy sales and other	267	71

Total Operating Revenues	$3,179	$380

Depreciation and Amortization	$1,831	$810

Operating (Loss)	$(923)	$(1,932)

Income Tax Benefit	$7,769	$12,171

Net Income	$5,305	$10,097

Solar Renewable Energy Certificates Generated	9,661	989

Solar Renewable Energy Certificates Sold	25,000	1,323

Megawatts Installed	9.9	21.2

Megawatts Under Construction	0.382	0.425

ENERGY SERVICES

Operating Income
Operating revenues	$503,742	$442,000
Gas purchases	455,754	406,763

Gross Margin	47,988	35,237
Operation and maintenance expense	3,215	3,341
Depreciation and amortization	11	16
Energy and other taxes	236	350

Operating Income	$44,526	$31,530

Net Income	$27,794	$19,783

Financial Margin	$8,799	$15,994

Net Financial Earnings	$3,014	$7,615

Gas Sold and Managed (Bcf)	143.9	123.8

ENERGY HOLDINGS

Equity in Earnings of Affiliates	$3,491	$3,615

Operation and Maintenance Expense	$140	$118

Interest Expense	$591	$714

Net Income	$1,785	$1,783

RETAIL AND OTHER

Operating Revenues	$10,618	$9,031

Operating (Loss)	$(63)	$(224)

Net (loss)	$(94)	$(146)

Total Customers as of December 31,	127,732	130,430